Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements Form S-8 (No. 333-93403, No. 333-38114, No. 333-85392) of our report dated March 27, 2003 with respect to the consolidated financial statements of Ascendant Solutions, Inc. at December 31, 2002 and for each of the two years in the period then ended included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ Ernst & Young, LLP

Ernst & Young, LLP

Dallas, Texas

March 30, 2004